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                                       Registration No. 33-64114







               Securities and Exchange Commission
                     Washington, D.C. 20549


                Post-Effective Amendment No. 1 to
                            FORM S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933


                          AIRGAS, INC.
     (Exact name of registrant as specified in its charter)

          Delaware                                56-0732648
(State  or  other jurisdiction        (I.R.S. Employer Identification Number)
of incorporation or organization)


 259 North Radnor-Chester Road,
     Suite  100 Radnor                        Pennsylvania 19087
              (Address of Principal Executive Offices)

                1994 EMPLOYEE STOCK PURCHASE PLAN
                    (Full Title of the Plan)

                     TODD R. CRAUN, ESQUIRE
                          AIRGAS, INC.
                          Radnor Court
            259 North Radnor-Chester Road, Suite 100
                   Radnor, Pennsylvania 19087
             (Name and address of agent for service)

                         (610) 687-5253
  (Telephone number, including area code, of agent for service)
                       __________________

                           Copies to:

                   NANCY D. WEISBERG, ESQUIRE
                   McCAUSLAND, KEEN & BUCKMAN
                          Radnor Court
            259 North Radnor-Chester Road, Suite 160
                   Radnor, Pennsylvania 19087

                         (610) 341-1000





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                    Deregistration of Shares


     The Registrant's 1994 Employee Stock Purchase Plan has been terminated. The Registrant hereby files this Post-Effective Amendment No. 1 to its Registration Statement No. 33-64114 filed on Form S-8 solely for the purpose of deregistering 1,368 shares of Common Stock previously registered pursuant to such Registration Statement that remain unsold upon the termination of the plan.

                           Signatures


The  Registrant.  Pursuant to the requirements of the  Securities
Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this Post-Effective Amendment No. 1 to Registration Statement No. 33-64114 to be signed on its behalf by the undersigned, thereunto duly authorized, in Delaware County, Pennsylvania on December 29, 1999.

                                   Airgas, Inc.


                                   By:  /s/ Peter McCausland
                                        Peter McCausland,
                                        Chairman of the Board and
                                        Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No.
33-64114 has been signed by the following persons in the capacities indicated on the dates indicated.

       Signature                  Title                       Date


/s/ Peter McCausland              Director                December 29, 1999
    Peter McCausland


/s/ Roger F. Millay               Senior Vice President   December 29, 1999
    Roger F. Millay               and Chief Financial
                                  Officer


/s/ Jeffrey P. Cornwell           Controller and          December 29, 1999
    Jeffrey P. Cornwell           Principal Accounting
                                  Officer


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/s/ W. Thacher Brown              Director                December 29, 1999
    W. Thacher Brown


/s/ Frank B. Foster, III          Director                December 29, 1999
    Frank B. Foster, III


/s/ James W. Hovey                Director                December 15, 1999
    James W. Hovey


/s/ David M. Stout                Director                December 16, 1999
    David M. Stout


/s/ Paula A. Sneed                Director                December 16, 1999
    Paula A. Sneed


/s/ John A. H. Shober             Director                December 29, 1999
    John A. H. Shober


/s/ Lee M. Thomas                 Director                December 15, 1999
    Lee M. Thomas


/s/ Robert L. Yohe                Director                December 29, 1999
    Robert L. Yohe